Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	October 25, 2023

Valmont Reports Third Quarter 2023 Results and
Updates Full-Year Financial Outlook

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the third quarter ended September 30, 2023.

President and Chief Executive Officer Avner M. Applbaum commented, “Our global teams performed extremely well during the third quarter, expanding gross profit and delivering strong third-quarter adjusted earnings per share against a dynamic demand environment. In Infrastructure, our solid results reflect volume growth from continued strong market demand, and we achieved operating margin improvement year-over-year despite near-term headwinds in telecommunications markets. In Agriculture, international sales growth was led by EMEA project sales and Brazil, where we recognized another quarter of record sales. As expected, North America agriculture sales decreased year-over-year due to continued muted farmer sentiment and third quarter 2022 benefited from the ongoing delivery of elevated backlog. I’m very pleased with our reduction in inventory which helped deliver strong operating cash flows.

“In the third quarter, we also recorded an impairment of goodwill and intangible assets in the Agriculture Technology reporting unit, primarily driven by significantly slower growth of Prospera’s agronomy technology solutions compared to the original financial projections.

“A few weeks ago, the leadership team and I met to discuss our strategy. From where I stand today, our core strategic priorities remain intact. While we will continue prioritizing growth initiatives, looking ahead we will invest with discipline to strengthen our core businesses, and proactively make decisions in conjunction with market cycles. Going forward, we will also ensure new innovation is introduced with the purpose of meeting the immediate needs of our customers. In addition, to align our organization with our strategy, today we are announcing an organizational realignment program to streamline administrative support of our business segments. This realignment, which is expected to be recovered through lower operating costs within 12 months, will enable a more efficient and effective structure for driving long-term profitable growth while reducing costs.”

1Please see Reg G reconciliation to GAAP measures at end of document

Third Quarter 2023 Highlights (all metrics compared to Third Quarter 2022 unless otherwise noted)

●	Net Sales of $1.1 billion decreased 4.3%; accounting for the 2022 divestiture of the offshore wind energy structures business, reported in the “Other” segment, Net Sales decreased 2.3%[1]
●	Operating Income (Loss) was ($24.2) million [$120.8 million or 11.5% of net sales adjusted1] compared to $110.0 million or 10.0% of net sales in 2022 [$114.1 million or 10.6% of net sales adjusted1]
o	Operating Income (Loss) includes non-cash pre-tax goodwill and intangible asset impairment charges of $137.3 million related to the Agriculture Technology reporting unit [$133.3 million after-tax] and $4.2 million of pre-tax cash expenses related to the organizational realignment program
●	Diluted Earnings (Loss) per Share (“EPS”) of ($2.34) [$4.12 adjusted1] compared to $3.34 in 2022 [$3.49 adjusted1]
o	GAAP effective tax rate of (44.6)% reflects the impairment of goodwill for which there is no tax deduction; adjusted effective tax rate of 22.2%[1] was driven by favorable legislation regarding usage of foreign tax credits generated in Brazil and benefits from research and development expenses
●	Generated strong operating cash flows of $81.3 million in the third quarter and $190.9 million year-to-date; cash and cash equivalents at the end of the third quarter were $172.6 million
●	Returned $44.2 million to shareholders through dividends and share repurchases including repurchasing approximately 126,500 shares of Company stock for $31.5 million
●	Completed the acquisition of HR Products, a leading wholesale supplier of irrigation parts in Australia
●	Providing updated 2023 full-year outlook and announcing an organizational realignment program to enable a more efficient and effective administrative structure for driving long-term profitable growth

Key Financial Metrics

Third Quarter 2023	GAAP			Adjusted[1]
(000's except per share amounts)	09/30/2023	09/24/2022		09/30/2023	09/24/2022
	Q3 2023	Q3 2022	vs. Q3 2022	Q3 2023	Q3 2022	vs. Q3 2022
Net Sales	$1,050,295	$1,097,382	(4.3)%	$1,050,295	$1,074,521	(2.3)%
Operating Income (Loss)	(24,190)	109,972	NM	120,834	114,147	5.9%
Operating Inc. (Loss) as a % of Net Sales	(2.3)%	10.0%		11.5%	10.6%
Net Earnings (Loss)	(49,028)	72,112	NM	86,976	75,313	15.5%
Diluted Earnings (Loss) Per Share	$(2.34)	$3.34	NM	$4.12	$3.49	18.1%
Average Shares Outstanding	20,951	21,605		21,131	21,605

Year-to-Date 2023	GAAP			Adjusted[1]
(000's except per share amounts)	09/30/2023	09/24/2022		09/30/2023	09/24/2022
	FY 2023	FY 2022	vs. FY 2022	FY 2023	FY 2022	vs. FY 2022
Net Sales	$3,159,072	$3,213,734	(1.7)%	$3,159,072	$3,146,787	0.4%
Operating Income	228,009	323,533	(29.5)%	380,601	335,991	13.3%
Operating Income as a % of Net Sales	7.2%	10.1%		12.0%	10.7%
Net Earnings	114,888	210,531	(45.4)%	257,368	220,883	16.5%
Diluted Earnings Per Share	$5.40	$9.77	(44.8)%	$12.09	$10.25	17.9%
Average Shares Outstanding	21,290	21,546		21,290	21,546

1Please see Reg G reconciliation to GAAP measures at end of document

Third Quarter 2023 Segment Review

Infrastructure (71.8% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, solar, lighting, transportation, and telecommunications, along with coatings services to preserve metal products

Sales of $755.1 million were comparable with last year, driven by higher volumes, notably in the Solar, Lighting and Transportation (“L&T”) and Transmission, Distribution, and Substation (“TD&S”) product lines. Lower Telecommunications volumes and lower pricing associated with a reduced cost of steel in the TD&S product line more than offset higher pricing across the rest of the portfolio.

Operating Income improved to $103.4 million or 13.7% of net sales [$108.0 million or 14.3% adjusted1] compared to $92.5 million or 12.3% of net sales in the third quarter of 2022 as pricing not linked to steel commodity costs was higher and the Company took deliberate actions to improve overall cost of goods sold.

Agriculture (28.2% of Net Sales)

Center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products; advanced technology solutions for precision agriculture

Sales of $298.5 million decreased 8.8% year-over-year as higher international sales were more than offset by lower sales in North America. Sales of agriculture technology products and services globally were similar to last year.

In North America, the sales decrease was primarily driven by lower irrigation equipment sales volumes. As expected, farmer sentiment remained somewhat muted during the quarter and the third quarter of 2022 benefited from the ongoing delivery of elevated backlog. Average irrigation equipment selling prices were comparable with last year. International sales growth was driven by higher project sales in the EMEA region, a record sales quarter in Brazil, and higher sales in Argentina. Third quarter 2023 also benefited from approximately $5.5 million of favorable foreign currency translation impacts compared to last year.

Operating Income (Loss) was ($99.7) million [$38.5 million or 13.0% of net sales adjusted1] compared to $43.3 million or 13.3% of net sales in the third quarter of 2022 [$47.4 million or 14.6% adjusted1]. A $137.3 million impairment of goodwill and intangible assets led to the operating loss in the quarter, as described later in the press release.

Other

Offshore wind energy structures business

As previously announced, the divestiture of the offshore wind energy structures business was completed in December 2022. In the third quarter of 2022, the subsequently-divested business generated sales of $22.9 million and operating income of $1.1 million.

1Please see Reg G reconciliation to GAAP measures at end of document

Non-Cash Goodwill and Intangible Asset Impairment Charge of Agriculture Technology

During the third quarter of 2023, Valmont completed its annual impairment testing of goodwill and certain intangible assets. As a result of the impairment analysis, it was concluded that the carrying value of the Agriculture Technology reporting unit exceeded its market value. As such, the Company recorded an impairment loss on goodwill and certain intangible assets of $137.3 million. Significantly slower growth of Prospera’s agronomy technology solutions compared to the original financial projections was the primary driver of the impairment. The recent decline in the North American agriculture market was also a contributing factor. The impairment charge did not affect the Company’s liquidity or cash flows from operating activities.

Balance Sheet, Liquidity, and Capital Allocation

The Company generated strong third quarter 2023 operating cash flows of $81.3 million through effectively managing working capital, specifically inventory. At the end of the third quarter of 2023, cash and cash equivalents were $172.6 million. During the third quarter of 2023, Valmont repurchased $31.5 million of Company stock, with $314.7 million remaining on the authorized share repurchase program.

Organizational Realignment Program

Today, Valmont is announcing a broad organizational realignment program which better aligns the Company’s administrative support structure to its strategy by reducing layers of management, offering a voluntary early retirement program and other headcount reductions. These actions are expected to enable a more efficient and effective administrative structure for driving long-term profitable growth while still investing in growth initiatives. The program affects both reportable segments as well as corporate, and is targeted to take place during 2023. Cash expenses are expected to be between $33 and $36 million and are expected to be recovered through lower operating costs within 12 months. Of the above cost estimates, $4.2 million of pre-tax cash expenses related to the realignment program were incurred during the third quarter 2023.

1Please see Reg G reconciliation to GAAP measures at end of document

Updating 2023 Full Year Financial Outlook and Key Assumptions

Taking into consideration third quarter sales and diluted earnings per share results, the expected timing of international agriculture project shipments and the near-term demand outlook for telecommunications markets, the Company is updating its full-year net sales growth and earnings per share outlook from the previous indications that were communicated last quarter and providing updated key assumptions for the year.

2023 Full Year Financial Outlook	Previous Outlook with Updated Adjustments[1]	Revised Outlook[1]
Net Sales Growth (vs. PY)	0% to 2%	(3%) to (4%)
GAAP Diluted Earnings per Share	$14.80 to $15.35	$7.20 to $7.50
Adjusted Diluted Earnings per Share[1]	$14.80 to $15.35	$14.80 to $15.10

●	The impairment charge significantly reduces the future Prospera technology intangible asset amortization, and the realignment program announced in this release lowers future stock-based compensation to be recognized for Prospera employees. The Previous Adjusted Diluted Earnings per Share Outlook has been updated to remove the Prospera adjustments of approximately 65 cents per diluted share from the prior Outlook for comparison to the Revised Outlook
●	Expect full-year operating margin improvement compared to 2022
●	2022 sales include $100 million from the offshore wind energy structures business which was divested at the end of fiscal 2022
●	GAAP effective tax rate of 36% to 36.5% due to the non-deductibility of the goodwill impairment; Adjusted effective tax rate of 26% to 26.5% due to recent favorable U.S. tax legislation
●	Minimal expected foreign currency translation impact to net sales
●	Capital expenditures expected to be in the range of $100 to $110 million to support strategic growth initiatives

Applbaum continued, “The Valmont team continues to perform well, optimizing margins and earnings while generating strong cash flows, positioning us for profitable growth as we streamline the organization. The long-term outlook across all our end markets remains very positive, while acknowledging near-term headwinds in certain markets. Our management team and organization are united around our strategic priorities, with a focus on initiatives that deliver a compelling value proposition to our customers and drive long-term shareholder value. I am excited about Valmont’s journey as a company that maximizes financial performance through the cycles, made possible by an unwavering discipline on capital allocation and ROIC.”

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Timothy P. Francis, Interim Chief Financial Officer, will be accessible by telephone on Thursday, October 26, 2023 at 8:00 a.m. CDT by dialing 1-877-407-6184 or 1-201-389-0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 3Q 2023 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed three hours after the call at the above link or by telephone at 1-877-660-6853 or 1-201-612-7415. Please use access code 13734765. The replay will be available through 10:59 p.m. CDT on Thursday, November 2, 2023.

About Valmont Industries, Inc.

For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

1Please see Reg G reconciliation to GAAP measures at end of document

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include, among other things, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

Website and Social Media Disclosure

The Company uses its website and social media channels identified on its website as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not part of this press release.

###

1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 30,	September 24,	September 30,	September 24,
	2023	2022	2023	2022
Net sales	$1,050,295	$1,097,382	$3,159,072	$3,213,734
Cost of sales	735,184	811,904	2,205,979	2,386,469
Gross profit	315,111	285,478	953,093	827,265
Selling, general, and administrative expenses	194,277	175,506	580,060	503,732
Impairment of long-lived assets	140,844	—	140,844	—
Realignment charges	4,180	—	4,180	—
Operating income (loss)	(24,190)	109,972	228,009	323,533
Other income (expense)
Interest expense	(13,472)	(11,629)	(41,494)	(34,278)
Interest income	3,186	507	4,579	1,019
Gain (loss) on investments - unrealized	(344)	(901)	1,791	(4,306)
Other	165	2,822	(1,599)	8,537
Other income (expense), net	(10,465)	(9,201)	(36,723)	(29,028)
Earnings (loss) before income taxes and equity in loss of
nonconsolidated subsidiaries	(34,655)	100,771	191,286	294,505
Income tax expense	15,461	27,823	79,239	80,531
Equity in loss of nonconsolidated subsidiaries	(199)	(18)	(1,219)	(931)
Net earnings (loss)	(50,315)	72,930	110,828	213,043
Loss (earnings) attributable to non-controlling interests	1,287	(818)	4,060	(2,512)
Net earnings (loss) attributable to Valmont Industries, Inc.	$(49,028)	$72,112	$114,888	$210,531

Average shares outstanding (000's) - Basic	20,951	21,332	21,083	21,308
Earnings (loss) per share - Basic	$(2.34)	$3.38	$5.45	$9.88

Average shares outstanding (000's) - Diluted	20,951	21,605	21,290	21,546
Earnings (loss) per share - Diluted	$(2.34)	$3.34	$5.40	$9.77

Cash dividends per share	$0.60	$0.55	$1.80	$1.65

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 30,	September 24,	September 30,	September 24,
	2023	2022	2023	2022
Net sales
Infrastructure	$755,076	$755,492	$2,261,777	$2,157,082
Agriculture	298,483	327,261	910,579	1,011,606
Other	—	22,861	—	66,947
Total	1,053,559	1,105,614	3,172,356	3,235,635
Less: Intersegment sales	(3,264)	(8,232)	(13,284)	(21,901)
Total	$1,050,295	$1,097,382	$3,159,072	$3,213,734

Operating income (loss)
Infrastructure	$103,401	$92,465	$313,703	$254,908
Agriculture	(99,670)	43,258	2,904	138,779
Other	—	1,107	—	814
Corporate	(27,921)	(26,858)	(88,598)	(70,968)
Total	$(24,190)	$109,972	$228,009	$323,533

Valmont has aggregated its business segments into two global reportable segments, as follows.

Infrastructure: This segment consists of the manufacture and distribution of products and solutions to serve the infrastructure markets of utility, solar, lighting, transportation, and telecommunications, along with coatings services to preserve metal products.

Agriculture: This segment consists of the manufacture of center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture.

In addition to these two reportable segments, the Company had a business and related activities in 2022 that were not more than 10% of consolidated sales, operating income, or assets. This comprised the offshore wind energy structures business which was reported in the “Other” segment until its divestiture in December 2022.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended September 30, 2023
Sales	Infrastructure	Agriculture	Other	Intersegment	Consolidated
Geographical Market:
North America	$572,239	$126,828	$—	$(3,055)	$696,012
International	182,837	171,655	—	(209)	354,283
Total	$755,076	$298,483	$—	$(3,264)	$1,050,295

Product Line:
Transmission, Distribution, and Substation	$297,967	$—	$—	$—	$297,967
Lighting and Transportation	252,603	—	—	—	252,603
Coatings	88,967	—	—	(1,241)	87,726
Telecommunications	59,630	—	—	—	59,630
Solar	55,909	—	—	(209)	55,700
Irrigation Equipment and Parts	—	273,639	—	(1,814)	271,825
Technology Products and Services	—	24,844	—	—	24,844
Total	$755,076	$298,483	$—	$(3,264)	$1,050,295

	Thirteen weeks ended September 24, 2022
Sales	Infrastructure	Agriculture	Other	Intersegment	Consolidated
Geographical Market:
North America	$579,628	$178,626	$—	$(7,114)	$751,140
International	175,864	148,635	22,861	(1,118)	346,242
Total	$755,492	$327,261	$22,861	$(8,232)	$1,097,382

Product Line:
Transmission, Distribution, and Substation	$304,781	$—	$—	$—	$304,781
Lighting and Transportation	241,590	—	—	—	241,590
Coatings	91,969	—	—	(3,994)	87,975
Telecommunications	92,830	—	—	—	92,830
Solar	24,322	—	22,861	(1,118)	46,065
Irrigation Equipment and Parts	—	303,003	—	(3,120)	299,883
Technology Products and Services	—	24,258	—	—	24,258
Total	$755,492	$327,261	$22,861	$(8,232)	$1,097,382

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirty-nine weeks ended September 30, 2023
Sales	Infrastructure	Agriculture	Other	Intersegment	Consolidated
Geographical Market:
North America	$1,743,635	$450,678	$—	$(12,042)	$2,182,271
International	518,142	459,901	—	(1,242)	976,801
Total	$2,261,777	$910,579	$—	$(13,284)	$3,159,072

Product Line:
Transmission, Distribution, and Substation	$927,094	$—	$—	$—	$927,094
Lighting and Transportation	727,862	—	—	—	727,862
Coatings	270,201	—	—	(6,611)	263,590
Telecommunications	195,505	—	—	—	195,505
Solar	141,115	—	—	(1,242)	139,873
Irrigation Equipment and Parts	—	825,277	—	(5,431)	819,846
Technology Products and Services	—	85,302	—	—	85,302
Total	$2,261,777	$910,579	$—	$(13,284)	$3,159,072

	Thirty-nine weeks ended September 24, 2022
Sales	Infrastructure	Agriculture	Other	Intersegment	Consolidated
Geographical Market:
North America	$1,645,472	$564,369	$—	$(20,316)	$2,189,525
International	511,610	447,237	66,947	(1,585)	1,024,209
Total	$2,157,082	$1,011,606	$66,947	$(21,901)	$3,213,734

Product Line:
Transmission, Distribution, and Substation	$882,216	$—	$—	$—	$882,216
Lighting and Transportation	701,009	—	—	—	701,009
Coatings	264,266	—	—	(11,295)	252,971
Telecommunications	232,765	—	—	—	232,765
Solar	76,826	—	66,947	(1,118)	142,655
Irrigation Equipment and Parts	—	928,622	—	(9,488)	919,134
Technology Products and Services	—	82,984	—	—	82,984
Total	$2,157,082	$1,011,606	$66,947	$(21,901)	$3,213,734

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$172,566	$185,406
Receivables, net	673,999	604,181
Inventories	693,629	728,762
Contract assets	169,931	174,539
Prepaid expenses and other current assets	97,302	87,697
Total current assets	1,807,427	1,780,585
Property, plant, and equipment, net	603,979	595,578
Goodwill and other non-current assets	1,074,773	1,180,833
Total assets	$3,486,179	$3,556,996

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$941	$1,194
Notes payable to banks	3,639	5,846
Accounts payable	355,934	360,312
Accrued expenses	260,873	248,320
Contract liabilities	88,600	172,915
Income taxes payable	2,062	3,664
Dividends payable	12,533	11,742
Total current liabilities	724,582	803,993
Long-term debt, excluding current installments	977,260	870,935
Operating lease liabilities	160,521	155,469
Other non-current liabilities	65,104	84,887
Total liabilities	1,927,467	1,915,284
Shareholders' equity	1,558,712	1,641,712
Total liabilities and shareholders' equity	$3,486,179	$3,556,996

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Thirty-nine weeks ended
	September 30,	September 24,
	2023	2022
Cash flows from operating activities:
Net earnings	$110,828	$213,043
Depreciation and amortization	73,638	72,803
Contribution to defined benefit pension plan	(15,259)	(17,155)
Impairment of long-lived assets	140,844	—
Gain on divestiture	(2,994)	—
Change in working capital	(110,550)	(96,995)
Other	(5,639)	12,030
Net cash flows provided by operating activities	190,868	183,726

Cash flows from investing activities:
Purchase of property, plant, and equipment	(71,233)	(67,122)
Proceeds from divestiture, net of cash divested	6,369	—
Proceeds from sale of assets	1,565	71
Proceeds from property damage insurance claims	6,770	—
Acquisitions, net of cash acquired	(31,839)	(39,287)
Other	(898)	(108)
Net cash flows used in investing activities	(89,266)	(106,446)

Cash flows from financing activities:
Proceeds from short-term borrowings	24,649	4,137
Payments on short-term borrowings	(27,290)	(12,366)
Proceeds from long-term borrowings	215,012	235,470
Principal payments on long-term borrowings	(109,335)	(251,155)
Proceeds from settlement of financial derivatives	—	2,243
Dividends paid	(36,983)	(34,080)
Dividends to noncontrolling interests	(662)	—
Purchase of noncontrolling interests	—	(7,338)
Purchase of treasury shares	(166,663)	(20,491)
Proceeds from exercises under stock plans	5,348	8,778
Other	(15,567)	(4,341)
Net cash flows used in financing activities	(111,491)	(79,143)
Effect of exchange rates on cash and cash equivalents	(2,951)	(9,148)
Net change in cash and cash equivalents	(12,840)	(11,011)
Cash and cash equivalents - beginning of year	185,406	177,232
Cash and cash equivalents - end of period	$172,566	$166,221

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP tables below disclose the impact of the impairment of long-lived assets, realignment charges, intangible asset amortization (Prospera), and stock-based compensation recognized for the Prospera employees on fiscal 2023 and 2022 results, as well as the impact of non-recurring tax benefit items on net earnings. Amounts may be impacted by rounding. We believe it is useful when considering Company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

We previously presented non-GAAP financial measures adjusted for Prospera intangible asset amortization and stock-based compensation recognized for the Prospera employees for a better investor understanding of Agriculture segment performance related to traditional segment products. The Company conducted its annual impairment testing of intangible asset value as of September 2, 2023 and significantly reduced the Prospera intangible asset value. Additionally, the board approved certain realignment plans subsequent to the third quarter of fiscal 2023 that significantly affected the compensation recognized for the Prospera employees. As a result of this, we do not consider our historical adjustments related to Prospera to arrive at non-GAAP financial measures to be relevant to investor understanding of third quarter and future segment performance.

	Thirteen		Thirty-nine
	weeks ended	Diluted	weeks ended	Diluted
	September	earnings (loss)	September	earnings per
	30, 2023	per share[1,2]	30, 2023	share[2]
Net earnings (loss) attrib. to Valmont Industries, Inc. - as reported	$(49,028)	$(2.32)	$114,888	$5.40
Impairment of long-lived assets	140,844	6.67	140,844	6.62
Realignment charges	4,180	0.20	4,180	0.20
Prospera intangible asset amortization	—	—	3,290	0.15
Prospera stock-based compensation	—	—	4,278	0.20
Total adjustments, pre-tax	145,024	6.86	152,592	7.17
Tax effect of adjustments[3]	(5,432)	(0.26)	(6,524)	(0.31)
Non-recurring tax benefit items	(3,588)	(0.17)	(3,588)	(0.17)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$86,976	$4.12	$257,368	$12.09
Average shares outstanding (000’s) - diluted		21,131		21,290

	Thirteen		Thirty-nine
	weeks ended	Diluted	weeks ended	Diluted
	September	earnings per	September	earnings per
	24, 2022	share[2]	24, 2022	share[2]
Net earnings attributable to Valmont Industries, Inc. - as reported	$72,112	$3.34	$210,531	$9.77
Prospera intangible asset amortization	1,645	0.08	4,935	0.23
Prospera stock-based compensation	2,530	0.12	7,523	0.35
Total adjustments, pre-tax	4,175	0.19	12,458	0.58
Tax effect of adjustments[3]	(974)	(0.05)	(2,106)	(0.10)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$75,313	$3.49	$220,883	$10.25
Average shares outstanding (000’s) - diluted		21,605		21,546

1In the third quarter of fiscal 2023, we reported a GAAP net loss. In periods in which we recognize a net loss, we exclude the impact of outstanding stock awards from the diluted loss per share calculation, as their inclusion would have an anti-dilutive effect. The adjusted diluted earnings per share calculation includes the impact of outstanding stock awards.

2Earnings (loss) per share includes rounding.

3The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

The non-GAAP tables below disclose the impacts of the impairment of long-lived assets, realignment charges, intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 and 2022 results. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended September 30, 2023
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Other	Corporate	Consolidated
Operating income (loss) - as reported	$103,401	$(99,670)	$—	$(27,921)	$(24,190)
Impairment of long-lived assets	3,571	137,273	—	—	140,844
Realignment charges	1,069	907	—	2,204	4,180
Adjusted operating income	$108,041	$38,510	$—	$(25,717)	$120,834
Net sales - as reported	753,626	296,669	—	—	1,050,295

Operating income (loss) as a % of net sales	13.7%	(33.6)%	NM	NM	(2.3)%
Adj. operating income as a % of adj. net sales	14.3%	13.0%	NM	NM	11.5%

	Thirteen weeks ended September 24, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Consolidated
Operating income - as reported	$92,465	$43,258	$1,107	$(26,858)	$109,972
Prospera intangible asset amortization	—	1,645	—	—	1,645
Prospera stock-based compensation	—	2,530	—	—	2,530
Adjusted operating income	$92,465	$47,433	$1,107	$(26,858)	$114,147
Net sales - as reported	750,380	324,141	22,861	—	1,097,382
Adjusted net sales	750,380	324,141	—	—	1,074,521

Operating income as a % of net sales	12.3%	13.3%	4.8%	NM	10.0%
Adj. operating income as a % of net sales	12.3%	14.6%	4.8%	NM	10.4%
Adj. operating income as a % of adj. net sales	12.3%	14.6%	NM	NM	10.6%

	Thirty-nine weeks ended September 30, 2023
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Consolidated
Operating income - as reported	$313,703	$2,904	$—	$(88,598)	$228,009
Impairment of long-lived assets	3,571	137,273	—	—	140,844
Realignment charges	1,069	907	—	2,204	4,180
Prospera intangible asset amortization	—	3,290	—	—	3,290
Prospera stock-based compensation	—	4,278	—	—	4,278
Adjusted operating income	$318,343	$148,652	$—	$(86,394)	$380,601
Net sales - as reported	2,253,924	905,148	—	—	3,159,072

Operating income as a % of net sales	13.9%	0.3%	NM	NM	7.2%
Adj. operating income as a % of adj. net sales	14.1%	16.4%	NM	NM	12.0%

	Thirty-nine weeks ended September 24, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Consolidated
Operating income - as reported	$254,908	$138,779	$814	$(70,968)	$323,533
Prospera intangible asset amortization	—	4,935	—	—	4,935
Prospera stock-based compensation	—	7,523	—	—	7,523
Adjusted operating income	$254,908	$151,237	$814	$(70,968)	$335,991
Net sales - as reported	2,144,669	1,002,118	66,947	—	3,213,734
Adjusted net sales	2,144,669	1,002,118	—	—	3,146,787

Operating income as a % of net sales	11.9%	13.8%	1.2%	NM	10.1%
Adj. operating income as a % of net sales	11.9%	15.1%	1.2%	NM	10.5%
Adj. operating income as a % of adj. net sales	11.9%	15.1%	NM	NM	10.7%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF EXCLUDING OTHER SEGMENT NET SALES

(Dollars in thousands)

(Unaudited)

Excluding Other segment net sales from the third quarter and first three quarters of fiscal 2022, which we refer to in this reconciliation as “Adjusted Net Sales”, is a non-GAAP measure. The Other segment net sales were generated by the offshore wind energy structures business which was divested in December 2022. Adjusted Net Sales should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Adjusted Net Sales is calculated from the Company’s Statements of Operations. Adjusted Net Sales is calculated as total net sales less Other segment net sales. Adjusted Net Sales allows investors to analyze our operating performance in light of the amount of net sales less net sales of a divested business.

	Thirteen weeks ended			Thirty-nine weeks ended
	September 30,	September 24,	Percent	September 30,	September 24,	Percent
	2023	2022	Change	2023	2022	Change
Net sales	$1,050,295	$1,097,382	(4.3)%	$3,159,072	$3,213,734	(1.7)%
Less: Other segment net sales	—	(22,861)	NM	—	(66,947)	NM
Adjusted net sales	$1,050,295	$1,074,521	(2.3)%	$3,159,072	$3,146,787	0.4%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EFFECTIVE TAX RATE

(Dollars in thousands)

(Unaudited)

Excluding significant non-recurring items from the third quarter of fiscal 2023 from the calculation of effective tax rate, which we refer to as “Adjusted Effective Tax Rate”, is a non-GAAP measure. Adjusted Effective Tax Rate should not be considered in isolation or as a substitute for the effective tax rate prepared in accordance with GAAP. The table below shows how Adjusted Effective Tax Rate is calculated from the Company’s Statements of Operations. Adjusted Effective Tax Rate is calculated as total earnings (loss) before income taxes plus the significant non-recurring items of impairment of goodwill and intangible assets, realignment charges, and non-recurring tax benefit items. Adjusted Effective Tax Rate allows investors to analyze our effective tax rate in light of these non-recurring items.

	Thirteen weeks ended September 30, 2023
	Earnings (loss) before income taxes and equity in loss of nonconsolidated subsidiaries	Income tax expense	Effective tax rate
As reported	$(34,655)	$15,461	(44.6)%
Impairment of long-lived assets	140,844	4,387
Realignment charges	4,180	1,045
Non-recurring tax benefit items	—	3,588
Adjusted	$110,369	$24,481	22.2%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FORECASTED GAAP AND ADJUSTED EARNINGS

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP tables below discloses the impact on the range of estimated diluted earnings per share of the (1) amortization of intangible assets (Prospera), (2) stock-based compensation for Prospera employees, (3) impairment of long-lived assets, (4) realignment charges, and (5) non-recurring tax benefit items. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

Reconciliation of Range of Net Earnings

2023 Revised Guidance[1]	Low End	High End	Adjustments
Estimated net earnings - GAAP	$154,000	$160,400
Impairment of long-lived assets, pre-tax			$141,000
Realignment charges, pre-tax			36,000
Total pre-tax adjustments			177,000
Estimated tax benefit from above expenses[2]			(12,900)
Non-recurring tax benefit items			(3,600)
Total adjustments, after-tax			$160,500
Estimated net earnings - Adjusted	$314,500	$320,900
Diluted Earnings per Share Range - GAAP[3]	$7.20	$7.50
Diluted Earnings per Share Range - Adjusted[3]	$14.80	$15.10

2023 Previous Guidance[1]	Low End	High End	Adjustments
Estimated net earnings - GAAP	$318,250	$330,050
Prospera intangible asset (proprietary technology) amortization, pre-tax			$6,600
Prospera stock-based compensation, pre-tax			9,800
Total pre-tax adjustments			16,400
Estimated tax benefit from above expenses[2]			(2,450)
Total adjustments, after-tax			$13,950
Estimated net earnings - Adjusted	$332,200	$344,000
Diluted Earnings per Share Range - GAAP[3]	$14.80	$15.35
Diluted Earnings per Share Range - Adjusted[3]	$15.45	$16.00

2023 Revised Previous Guidance[1]	Low End	High End	Adjustments
Estimated net earnings - GAAP	$318,250	$330,050
Prospera intangible asset (proprietary technology) amortization, pre-tax			$—
Prospera stock-based compensation, pre-tax			—
Total pre-tax adjustments			—
Estimated tax benefit from above expenses[2]			—
Total adjustments, after-tax			$—
Estimated net earnings - Adjusted	$318,250	$330,050
Diluted Earnings per Share Range - GAAP[3]	$14.80	$15.35
Diluted Earnings per Share Range - Adjusted[3]	$14.80	$15.35

1 See accompanying press release for our key assumptions

2 The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction

3 Assumes weighted average shares outstanding of 21.3M for revised guidance and 21.5M for previous and revised previous guidance, and includes rounding

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